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                     JORDEN BURT BERENSON &JOHNSON LLP
                           SUITE 400 EAST
                     1025 THOMAS JEFFERSON STREET, N.W.
                       WASHINGTON, D.C. 2007-0805
                            (202) 985-8100
                        TELECOPIER (202) 965-8104


April 21, 1997



American International Life
Assurance Company of New York
One Alico Plaza
P.O. Box 667
Wilmington, DE 19899


Gentlemen:

We hereby consent to the refernce to our name under th ecaption "Legal Counsel" in the Prospectus contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 33- 90686)filed by American International Life Assurance Company of New York and Variable Account B with the Securities and Exchange Commisssion under the Securities Act of 1933 and the Investment Company Act of 1940.



                                    Very Truly yours,
                                    /s/ Jorden Burt Berenson & Johnson
                                    Jorden Burt Berenson & Johnson